UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2009
Date of Report (Date of earliest event reported):

PANSOFT COMPANY LIMITED
(Exact name of registrant as specified in charter)

British Virgin Islands	001-34168	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3/F Qilu Software Park Building Jinan Hi-Tech Zone Jinan, Shandong, People’s Republic of China 250101
(Address of principal executive offices)

+86-531-88871166
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

Previous independent registered public accounting firm

Effective April 24, 2009 (“Effective Date”), Pansoft Company Limited (the “Company”) dismissed MSCM LLP (“MSCM”) as the Company’s independent registered public accounting firm. The dismissal of MSCM was approved by the Audit Committee of the Company’s Board of Directors and Company’s Board of Directors.

The reports of MSCM on the financial statements of the Company for the years ended December 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  In connection with its audits of the years ended December 31, 2008 and 2007, there were no disagreements with MSCM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MSCM, would have caused them to make reference thereto in their reports on the financial statements.

The Company provided MSCM with a copy of the foregoing disclosures and requested MSCM to furnish to the Company with a letter addressed to the Securities and Exchange Commission stating whether the MSCM agrees with such disclosures. A copy of such letter is attached as Exhibit 16.1 to this Form 8-K.

New independent registered public accounting firm

Also on the Effective Date, the Company engaged GC Alliance Limited (“GC Alliance”) as its independent registered public accounting firm for the Company. The change in the Company’s independent registered public accounting firm was approved by the Company’s audit committee and Board of Directors.

During the year ended December 31, 2008 and any subsequent period through the Effective Date, the Company did not consult with GC Alliance regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where a written report was provided or oral advice was provided that MSCM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and related instructions or event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of the Company determined to grant certain one-time cash bonuses to Hugh Wang, the Chairman, and Allen Zhang, the Interim Chief Financial Officer, as set forth below.  The bonuses are part of the cash prize of $160,986 awarded to the Company by local government in China for the Company’s successful listing in an overseas stock exchange.

Name and Title	Bonus
Hugh Wang, Chairman	$21,952
Allen Zhang, Interim Chief Financial Officer	$7,318

 Item 9.01    Financial Statements and Exhibits

 (d) Exhibits.

16.1    Letter from MSCM LLC, former independent accountant to Pansoft Company Limited to the United States Securities and Exchange Commission (April 24, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2009	PANSOFT COMPANY LIMITED

	By:	/s/ Allen Zhang
Allen Zhang, Interim Chief Financial Officer